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                                                                    Exhibit 3.37

                            CERTIFICATE OF FORMATION
                                       OF
                            USA NETWORKS PARTNER LLC

            This Certificate of Formation of USA Networks Partner LLC (the "LLC") dated February 5, is being duly executed and filed by Brian C. Mulligan, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act. 6 Del. C. Section 18-101. et seq.

            FIRST:      The name of the LLC formed hereby is:
                              USA Networks Partner LLC

            SECOND: The address of the registered office of the LLC in the State of Delaware is:

                              1209 Orange Street
                              New Castle County
                              Wilmington, Delaware 19801

            THIRD: The name and address of the registered agent for service of process on the LLC in the State of Delaware is:

                              The Corporation Trust Company
                              1209 Orange Street
                              New Castle County
                              Wilmington, Delaware 19801

            IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

                                    By: /s/ Brian C. Mulligan
                                       ______________________________________
                                       Brian C. Mulligan an Authorized Person